                                                                       EXHIBIT 2

                           CALL/PUT OPTION AGREEMENT

THIS CALL/PUT OPTION AGREEMENT ("Agreement") is entered into effective as of April 8, 1999 ("Effective Date") by and between California Coastal Communities, Inc. ("Company") and Wheelabrator Technologies Inc. and its wholly-owned subsidiary Resco Holdings Inc. (collectively, the "Seller").

                                    RECITALS

         WHEREAS, the Company desires to grant to the Seller an option to compel the Company to purchase One Million Two Hundred Twenty Six Thousand Six Hundred and Eight (1,226,608) shares of its common stock ("Shares") owned of record by the Seller on the terms and conditions set forth below; and

         WHEREAS, the Seller desires to grant to the Company, an option to compel the Seller to sell the Shares to the Company on the terms and conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Put Option. The Company hereby grants to the Seller an option to compel the Company to purchase the Shares from the Seller ("Put Option"), and the Company hereby agrees to purchase the Shares from the Seller upon the Seller's exercise of the Put Option, subject to the terms and provisions of this Agreement, at any time between June 1 and June 30, 1999 ("Put Exercise Period").

     2. Grant of Call Option. The Seller hereby grants to the Company an option to compel the Seller to sell the Shares to the Company ("Call Option"), and the Seller hereby agrees to sell the Shares to the Company upon the Company's exercise of the Call Option, subject to the terms and provisions of this Agreement, at any time during the period commencing on June 1, 1999, and ending on June 30, 1999 ("Call Exercise Period").

     3. Exercise of Options. The Seller may exercise the Put Option ("Put Exercise") at any time during the Put Exercise Period by delivering to the Company and the Escrow Agent (as defined below) the exercise notice attached hereto as Exhibit A ("Put Exercise Notice"). The Company may exercise the Call Option at any time during the Call Exercise Period by delivering to the Seller and the Escrow Agent the exercise notice attached hereto as Exhibit B ("Call Exercise Notice"). The parties hereby further agree that following any delivery of a Put Exercise Notice or a Call Exercise Notice, they shall execute and deliver such additional documents as may be reasonably necessary to effect the transfer of the Shares and any matters related thereto.

     4. Exercise Price. The exercise price for the Put Option or the Call Option ("Exercise Price") shall be Five Dollars and Seventy Five Cents ($5.75) per Share, or an aggregate of Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996).

     5. Term. This Agreement shall have a term commencing on the Effective Date and expiring at midnight, California time, on the earlier of the first business day following June 30, 1999 or any Closing Date (as defined here). The releases in Section 11 shall survive the expiration or termination of this Agreement after any Closing Date.

     6. Stockholder Rights. Prior to the receipt by the Escrow Agent of a Put Exercise Notice or a Call Exercise Notice, the Seller shall retain all stockholder rights with respect to such Shares, including without limitation, the right to vote the Shares in any and all actions for which the Shares are entitled to vote.

     7.      Escrow.

        (a) Within six (6) business days following execution of this Agreement, the parties shall deliver their respective closing deliveries described below into the custody of Chase Manhattan Trust Company, National Association as escrow agent ("Escrow Agent"). The Company and the Seller shall share equally in the payment of any and all fees and expenses of the Escrow Agent.

        (b) The Seller's deliveries shall include: (i) all stock certificates representing the Shares, (ii) a duly endorsed but undated stock powers substantially in the form of Exhibits C-1 and C-2 attached hereto (collectively, the "Stock Power") for the transfer of the Shares to the Company upon any Put Exercise or Call Exercise, and (iii) an executed copy of the Escrow Agreement, substantially in the form attached hereto as Exhibit D ("Escrow Agreement") which shall function in part as irrevocable escrow instructions to the Escrow Agent.

        (c) The Company's deliveries shall include: (i) cash or cash equivalents in the full amount of the Exercise Price, which shall be deposited into a separate account pending release of such funds upon any Put Exercise or Call Exercise, and (ii) an executed copy of the Escrow Agreement which shall function in part as irrevocable escrow instructions to the Escrow Agent.

        (d) The Company and the Seller hereby agree that upon the Escrow Agent's receipt of a Put Exercise Notice or a Call Exercise Notice, the Seller shall be deemed to have sold, transferred and conveyed the Shares to the Company and the Company shall be deemed to have purchased the Shares with no additional actions being required by either party to consummate such purchase and sale, except as may be otherwise provided herein.

     8. Escrow Instructions. The Escrow Agreement shall provide the following irrevocable escrow instructions:

        (a) The Escrow Agent shall accept delivery of and hold in escrow the parties' respective deliveries as provided in Section 7 above.

        (b) The Exercise Price shall be deposited into a separate account until released pursuant to the provisions of this Agreement.

        (c) Within two (2) business days following receipt by the Escrow Agent of a Put Exercise Notice or a Call Exercise Notice ("Closing Date"), the Escrow Agent shall (i) release to ChaseMellon Shareholder Services, LLC ("Transfer Agent") the fully endorsed Stock Power dated the date of the Put Exercise or Call Exercise, as the case may be, together with the stock certificates representing the Shares, (ii) release the Exercise Price (less the amount of escrow fees payable by Seller) to the account of the Seller designated in the Put Exercise Notice or the Call Exercise Notice, and (iii) remit to the Company the balance of the funds representing any interest on the Exercise Price not previously distributed to the Company (less the amount of escrow fees payable by the Company). In the event the amount released to the Seller by the Escrow Agent is less than the full Exercise Price (less the amount of escrow fees payable by Seller), the Company shall wire transfer to the Seller on the Closing Date any such deficiency to the account of the Seller designated in the Put Exercise Notice or the Call Exercise Notice.

        (d) The Escrow Agent shall distribute to the Company on a monthly basis, all interest and dividends earned on the Exercise Price in excess of the Exercise Price.

        (e) If neither the Put Option is exercised during the Put Exercise Period nor the Call Option is exercised during the Call Exercise Period, then within one (1) business day following June 30, 1999, the Escrow Agent shall (i) return to the Seller the stock certificates representing the Shares and the Stock Power, and (ii) return to the Company the Exercise Price together with any interest on the Exercise Price not previously distributed to the Company.

     9.      Representations and Warranties of the Parties.

        (a) Representations and Warranties of Each Party. Each party hereto represents and warrants to the other party hereof as of the date hereof and as of any Closing Date as follows:

          (i) Organization. Such party is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation.

          (ii) Authorization of Transaction. Such party has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All corporate actions or proceedings to be taken by or on the part of such party to authorize and permit the due execution and valid delivery by such party this Agreement and the instruments required to be duly executed and validly delivered by such party pursuant hereto, the performance by such party of its obligations hereunder, and the consummation by such party of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and validly delivered by such party, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any governmental authority to which such party is subject or any provision of the articles of organization or bylaws of such party, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such party is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. Such party has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

        (b) Representations and Warranties of the Company. In addition to the foregoing representations and warranties, the Company represents and warrants to the Seller that if the Company acquires the Shares it will acquire the Shares for its own account for investment, without a view to, or for resale in connection with, the distribution thereof in violation of federal or state securities laws and with no present intention of distributing or reselling any part thereof. The Company will not so distribute or resell any Shares in violation of any such law.

     10. No Reliance, Assumption of Risk. The Seller acknowledges that it has been advised that the Company may have confidential information concerning the Company's business and affairs which is not public and may be considered material, including but not limited to information relating to (a) the potential outcomes of certain litigation, and (b) various alternatives, financial or otherwise, for the Company which might include, but not limited to, (i) the status of strategic development plans for or the monetization of the assets or business opportunities of the Company or its subsidiaries, (ii) the sale or other disposition of all or a portion of the equity or assets of the Company or one or more of the Company's subsidiaries, (iii) a public offering of securities of the Company, (iv) a refinancing of all or a portion of the Company's existing indebtedness, or (v) the purchase, in the open market, in private transactions, through tender offers or otherwise, of all or a portion of the outstanding common stock, and/or any other of the Company's outstanding securities. Recognizing the foregoing, Seller does not request, desire or require the Company as of the Effective Date or any Closing Date hereunder to disclose any confidential information and specifically requests the Company not to disclose any such information relating to the Shares, the prospects for the Company or otherwise involving the business or operations of the Company. In addition, Seller acknowledges and agrees as of the Effective Date and any Closing Date hereunder that (1) Seller desires to consummate the sale of the Shares to the Company in the event of an option exercise pursuant to this Agreement, (2) Seller is fully satisfied with the Exercise Price and the Exercise Price is all that Seller is or will be entitled to receive for the Shares pursuant hereto, (3) Seller is voluntarily assuming all risks associated with the sale of the Shares and is not relying on any disclosure (or non-disclosure) made (or not made) in connection with or arising out of the purchase of the Shares by the Company, and (4) Seller does not and will not have or assert any claims against the Company or any of its respective affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) for any additional compensation or payments for any reason whatsoever, including by reason of or as a result of the conclusion of any litigation, or the entering into or consummation by the Company, or any of its affiliates, of any of the potential transactions described above.

     11.     Waivers and Releases.

        (a) In further consideration for the purchase and sale of the Shares, Seller, effective as of any Closing Date hereunder, on behalf of itself and any of its successors, successors-in-interest and assignees (collectively, the "Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Claims"), that any of the Releasing Persons had, has or may have against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, divisions, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Released Persons"), arising out of or relating to any matter involving (x) the transactions pursuant to which the Seller originally acquired the Shares, (y) the purchase and sale of the Shares contemplated by this Agreement, or (z) the nondisclosure of any information described in Section 10 hereof, except in the case of each of the foregoing, for Claims arising out of breach by the Company of any representations, warranties or covenants contained herein or in the Escrow Agreement. Seller represents and warrants that it has not, and covenants that it will not, assign any Claims based on the matters described in clauses (x),
(y) and (z) in the foregoing sentence (the "Released Claims") to any other person or entity. Seller further represents and warrants that no parent, affiliate, division, subsidiary, predecessor and, to its knowledge, any director, officer, shareholder, employee, consultant, representative, principal, agent, associate or attorney of Seller is entitled to assert any Released Claims against the Released Persons. Seller shall indemnify, defend and hold the Released Persons harmless from and against any Claims based on a breach of the foregoing representations and warranties.

        (b) In consideration for the foregoing, effective as of any Closing Date hereunder, the Company on behalf of itself and any of its trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, divisions, subsidiaries, attorneys, successors, successors-in-interest and assignees hereby waives and releases, to the fullest extent permitted by law, any and all Claims that it had, has or may have against (i) the Seller, (ii) any of the Seller's current or former parents, shareholders, affiliates, subsidiaries, divisions, predecessors or assigns, or
(iii) any of the Seller's or such other persons' or entities' current or former officers, directors, employees, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families, arising out of or relating to any matter involving (x) the transactions pursuant to which the Seller originally acquired the Shares, or
(y) the purchase and sale of the Shares contemplated by this Agreement, except for Claims arising out of the breach by Seller of any representations, warranties or covenants contained herein or in the Escrow Agreement.

     12. Assignment. Neither party hereto shall transfer or assign all or any portion of its rights or obligations under this Agreement without the prior written consent of the other party, which consent may be withheld in the non-assigning party's sole discretion.

     13. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Except as otherwise provided in Section 11 hereof, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     14. Amendment; Waiver; Termination. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by both parties.

     15. Notices. All notices and other communications given or made pursuant hereto, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

If to the Company:                California Coastal Communities, Inc.
                                  6 Executive Circle, Suite 250
                                  Irvine, California  92614
                                  Attention:  Raymond J. Pacini
                                  Fax: (949) 261-6550
                                  Phone: (949) 250-7781

With a copy to:                   McDermott, Will & Emery
                                  1301 Dove Street, Suite 500
                                  Newport Beach, California 92660
                                  Attention:  Gregory W. Preston, Esq.
                                  Fax: (949) 851-9348
                                  Phone: (949) 757-7195

If to the Seller:                 Wheelabrator Technologies Inc.
                                  Resco Holdings Inc.
                                  4 Liberty Lane West
                                  Hampton, New Hampshire  03842
                                  Attention:  Secretary
                                  Fax: (603) 929-3111
                                  Phone: (603) 929-3000

If to the Transfer Agent:         Chase Mellon Shareholder Services, LLC
                                  4 Station Square, Suite 301
                                  Pittsburgh, Pennsylvania  15219
                                  Attention:  Kathy Gallagher
                                  Fax: (412) 236-8161
                                  Phone: (412) 236-8128

     16. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     17. Arbitration. Any controversy or dispute arising out of this Agreement, the interpretation of any of the provisions hereof, or the action or inaction of any party hereto (other than a claim for injunctive or other equitable relief) shall be finally settled by arbitration in accordance with the then-current rules for arbitration as established by J.A.M.S./ENDISPUTE ("JAMS"), and judgment upon the award rendered by such arbitration may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Dallas, Texas by one (1) arbitrator mutually agreed to by the parties in dispute from the JAMS panel of retired judges, or an arbitrator appointed by JAMS in event that no such mutual agreement is reached. The prevailing party will be entitled to recover reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief awarded by the arbitrator. The costs of the arbitrations including any JAMS administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be born equally by the parties to the arbitration. Attorneys' fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator.

     18. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall be considered equivalent to originals.

     20. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     21. Injunctive Relief. In the event of a breach or threatened breach by any party to this Agreement, each party to this Agreement hereby agrees any such breach or threatened breach will result in irreparable harm to the non-breaching party and that the non-breaching party to this Agreement shall be entitled, without posting a bond, to an injunction restraining the party or parties involved in the breach or threatened breach from any such conduct. Nothing herein shall be construed as prohibiting the exercise of any other available remedy for such breach or threatened breach, including the recovery of damages.

     22. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any of the provisions of this Agreement.

     23. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     24. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                           CALIFORNIA COASTAL COMMUNITIES, INC.
                                           By
                                              -------------------------------
                                                Raymond J. Pacini
                                                Chief Executive Officer



                                           WHEELABRATOR TECHNOLOGIES INC.
                                           By
                                              -------------------------------
                                           Name:
                                                 ----------------------------
                                           Title:
                                                   --------------------------




                                           RESCO HOLDINGS INC.

                                           By
                                              -------------------------------
                                           Name:
                                                 ----------------------------
                                           Title:
                                                  ---------------------------

                                   EXHIBIT A

                              PUT EXERCISE NOTICE

         THIS PUT EXERCISE NOTICE is delivered effective as of the date set forth below pursuant to that certain Put/Call Option Agreement (the "Option Agreement") dated as of April ___ 1999, by and between California Coastal Communities, Inc. (the "Company") and Wheelabrator Technologies Inc. and its wholly-owned subsidiary Resco Holdings Inc. (collectively, the "Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Option Agreement.


                                    RECITALS

                 WHEREAS, the Company and the Seller are parties to the Option Agreement pursuant to which Seller holds an option to compel the Company, during the Put Exercise Period set forth in Section 1 of the Option Agreement, to purchase One Million Two Hundred Twenty Six Thousand Six Hundred Eight (1,226,608) shares of the Company's Common Stock (the "Shares") owned of record by Seller which Shares have been delivered into the custody of the Escrow Agent established pursuant to the Option Agreement; and

                 WHEREAS, the Seller hereby desires to exercise the Put Option and for the sale, transfer and conveyance of the Shares to the Company in accordance with the terms and conditions set forth in the Option Agreement.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the above and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Seller hereby provides the Company and the Escrow Agent with a Put Exercise Notice as follows:

         1. Put Option Exercise. The Seller hereby exercises the Put Option pursuant to the Option Agreement and directs the Escrow Agent (i) to release the Shares and related Stock Power to the Transfer Agent, (ii) to wire transfer the Exercise Price to the Seller in the amount of Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996) to account # __________________________________________________________________, and (iii)
to remit the interest or dividends earned on the Exercise Price during the custody arrangement established in accordance with the provisions of the Option Agreement.

         2. Purchase and Sale. The Seller hereby acknowledges that this Put Exercise Notice shall constitute the Seller's sale of the Shares to the Company on the terms and conditions set forth herein and in the Option Agreement.

         IN WITNESS WHEREOF, the undersigned in its capacity as Seller has caused this Put Exercise Notice to be duly executed as of June _____, 1999.

                                           SELLER:

                                           WHEELABRATOR TECHNOLOGIES INC.


                                           By
                                              ---------------------------------
                                           Name:
                                           Title:


                                           RESCO HOLDINGS INC.

                                           By
                                              ---------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT B

                              CALL EXERCISE NOTICE

        THIS CALL EXERCISE NOTICE is delivered effective as of the date set forth below pursuant to that certain Put/Call Option Agreement (the "Option Agreement") dated as of April ___ 1999, by and between California Coastal Communities, Inc. (the "Company") and Wheelabrator Technologies Inc. and its wholly-owned subsidiary Resco Holdings Inc. (collectively, the "Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Option Agreement.

                                    RECITALS

        WHEREAS, the Company and the Seller are parties to the Option Agreement pursuant to which the Company desires an option to compel the Seller, during the Call Exercise Period set forth in Section 2 of the Option Agreement, to sell One Million Two Hundred Twenty Six Thousand Six Hundred Eight (1,226,608) shares of the Company's Common Stock (the "Shares") owned of record by Seller which Shares have been delivered into the custody of the Escrow Agent established pursuant to the Option Agreement; and

        WHEREAS, the Company hereby desires to exercise the Call Option for the purchase of the Shares from the Seller in accordance with the terms and conditions set forth in the Option Agreement.


                                   AGREEMENT

        NOW, THEREFORE, in consideration of the above and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged the Company hereby provides the Seller and the Escrow Agent with a Call Exercise Notice as follows:

        1. Call Option Exercise. The Company hereby exercises the Call Option pursuant to the Option Agreement and directs the Escrow Agent (i) to release the Shares and related Stock Power to the Transfer Agent, (ii) to wire transfer the Exercise Price to the Seller in the amount of Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996) to account # ________________________________________________________________, and (iii) to
remit the interest or dividends earned on the Exercise Price during the custody arrangement in accordance with the Option Agreement.

        2. Purchase and Sale. The Company hereby acknowledges that this Call Exercise Notice shall constitute the Company's purchase of the Shares from the Seller on the terms and conditions set forth herein and in the Option Agreement.

        IN WITNESS WHEREOF, the Company has caused this Call Option Exercise Notice to be duly executed as of June ______, 1999.


                                          COMPANY:

                                          CALIFORNIA COASTAL COMMUNITIES, INC.

                                          By:
                                              -----------------------------
                                              Name:
                                              Title:

                                  EXHIBIT C-1

                                  STOCK POWER


        FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto California Coastal Communities, Inc., Four Hundred Seventy-Three Thousand One Hundred Thirty-Three (473,133) shares (the "Shares") of the Company's Common Stock, standing in the undersigned's name on the books of the Company represented by Certificate Nos. ________________ and does hereby irrevocably constitute and appoint ChaseMellon Shareholder Services, LLC as its attorney to transfer said Shares on the books of the Company with full power of substitution in the premises.

Dated:  June ___, 1999                           WHEELABRATOR TECHNOLOGIES INC.


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                  EXHIBIT C-2

                                  STOCK POWER


        FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto California Coastal Communities, Inc., Seven Hundred Fifth-Three Thousand Four Hundred Seventy-Five (753,475) shares (the "Shares") of the Company's Common Stock, standing in the undersigned's name on the books of the Company represented by Certificate Nos. ________________ and does hereby irrevocably constitute and appoint ChaseMellon Shareholder Services, LLC as its attorney to transfer said Shares on the books of the Company with full power of substitution in the premises.

Dated:  June ___, 1999                  RESCO HOLDINGS INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT D

                                ESCROW AGREEMENT


         This escrow agreement ("Escrow Agreement") is entered into as of April 8, 1999 by and among California Coastal Communities, Inc., a corporation of the State of Delaware ("Purchaser"), Wheelabrator Technologies Inc., a corporation of the State of Delaware and its wholly-owned subsidiary Resco Holdings Inc., a corporation of the State of Delaware (collectively, the "Seller") and Chase Manhattan Trust Company, National Association, a national banking association, organized and existing under the laws of the United States of America ("Escrow Agent").

                                   WITNESSETH

         WHEREAS, pursuant to a certain Call/Put Option Agreement dated April 8, 1999 between the Purchaser and Seller, there is required to be deposited in escrow certain funds and securities to be held by the Escrow Agent subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. The Purchaser and Seller do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

        (a) Simultaneous with the execution of this Escrow Agreement, (i) Purchaser shall deposit with the Escrow Agent cash or cash equivalents in an amount equal to the sum of Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996) which shall be invested and reinvested as may be permitted pursuant to Section 2 hereof (which, together with the income from such investments, are hereinafter referred to as the "Escrow Fund"); and (ii) Seller shall deposit stock certificates for One Million Two Hundred Twenty Six Thousand Six Hundred Eight (1,226,608) shares of Purchaser's common stock ("Shares") together with a duly endorsed but undated stock power ("Stock Power") for transfer of the Shares to Purchaser.

        (b) The Escrow Agent shall hold, subject to the terms and conditions hereof, the Shares and the Escrow Fund.

     2. During the term of this Escrow Agreement, the portion of the Escrow Fund in cash shall be invested and reinvested by the Escrow Agent, in one or more portfolios of the Chase VistaSM Money Market Mutual Funds for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

                  The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

     3. The Escrow Agent shall deliver the Shares and the Escrow Fund upon, and pursuant to, the following irrevocable instructions of Purchaser and Seller:

        (a) The Escrow Agent shall accept delivery of and hold in custody the parties' respective deliveries as provided in Section 1(a) above.

        (b) The Escrow Fund shall be deposited into a separate account until released pursuant to the provisions of this Escrow Agreement.

        (c) Within two (2) business days following receipt by the Escrow Agent of a Put Exercise Notice or a Call Exercise Notice (copies of the forms of which are attached hereto as Annex A and Annex B, respectively), the Escrow Agent shall (i) release to the Purchaser's Transfer Agent (as designated below in Section 12) the fully endorsed Stock Power (a copy of the form of which is attached hereto as Annexes C-1 and C-2) dated the date of the Put Exercise or Call Exercise, as the case may be, together with the stock certificates representing the Shares; (ii) release Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996) of the Escrow Fund to the account of the Seller designated in the Put Exercise Notice or the Call Exercise Notice, less an amount equal to the Seller's portion of the fees and expenses of the Escrow Agent payable hereunder; and (iii) remit to the Purchaser the balance of the funds representing the Escrow Fund, less an amount equal to the Purchaser's portion of the fees and expenses of the Escrow Agent payable hereunder, provided that if there are insufficient funds to fully pay such portion, the Purchaser shall promptly remit the balance payable to the Escrow Agent.

        (d) The Escrow Agent shall distribute to the Purchaser on a monthly basis, all interest and dividends earned on the Escrow Fund in excess of the initial deposit to the Escrow Fund pursuant to Section 1(a).

        (e) If the Escrow Agent does not receive a Put Exercise Notice or a Call Exercise Notice on or before June 30, 1999 then within one (1) business day following June 30, 1999, the Escrow Agent shall (i) return to the Seller the stock certificates representing the Shares and the Stock Power, and (ii) return to the Purchaser the Escrow Fund together with any interest thereon not previously distributed to the Purchaser.

Upon delivery by the Escrow Agent of the amounts and documents in Sections 1(c) or (e), or in the event that a Put Exercise Notice or a Call Exercise Notice is not received on or prior to June 30, 1999, this Escrow Agreement shall terminate, subject to the provisions of Section 9 hereunder, which section shall survive such termination.

     4. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

     5. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

     6. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct was the primary cause of any loss to the Purchaser or Seller. In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

     7. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation at least thirty (30) days prior to the date when such resignation shall take effect. The Escrow Agent shall deliver all monies, documents and instruments held hereunder to a successor escrow agent appointed by the Purchaser and the Seller jointly. If no successor is appointed within twenty (20) days of the Escrow Agent's giving of notice of its resignation, the Escrow Agent or either Seller or the Purchaser may petition any court of competent jurisdiction to appoint a successor. The Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

     8. The Purchaser and Seller hereby agree to jointly and severally (i) pay the Escrow Agent upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, as described in Schedule I attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery modification and termination of this Escrow Agreement.

     9. (a) The Purchaser and the Seller jointly and severally agree to indemnify and hold the Escrow Agent and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement provided the Indemnities have not acted with willful misconduct.

         (b) In addition to and not in limitation of paragraph (a) immediately above, the Purchaser and the Seller, jointly and severally, also agree to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Escrow Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct.

         (c) Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     10. Each party hereto, except the Escrow Agent, shall, in the notice section of this agreement, provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under this Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

     11. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Escrow Agreement.

     12. All deliveries shall be made to the respective addresses set forth below and all notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by first class mail, postage prepaid, a recognized overnight delivery service, or by facsimile transmission, as follows:

If to the Escrow Agent:    Chase Manhattan Trust Company, National Association
                           One Oxford Centre
                           301 Grant Street, Suite 1100
                           Pittsburgh, PA  15219
                           Attention: JoAnne Osborn
                           Facsimile Number:  (412) 456-5565
                           Telephone Number:  (412) 291-2015

If to the Purchaser:       California Coastal Communities, Inc.
                           6 Executive Circle, Suite 250
                           Irvine, California  92614
                           Attention:  Raymond J. Pacini
                           Fax: (949) 261-6550
                           Phone: (949) 250-7781

With a copy to:            McDermott, Will & Emery
                           1301 Dove Street, Suite 500
                           Newport Beach, California 92660
                           Attention:  Gregory W. Preston, Esq.
                           Fax: (949) 851-9348
                           Phone: (949) 757-7195

If to the Seller:          Wheelabrator Technologies Inc.
                           4 Liberty Lane West
                           Hampton, New Hampshire  03842
                           Attention:  Secretary
                           Fax: (603) 929-3111
                           Phone: (603) 929-3000


If to the Transfer Agent:  ChaseMellon Shareholder Services, LLC
                           4 Station Square, Suite 301
                           Pittsburgh, Pennsylvania  15219
                           Attention:  Kathy Gallagher
                           Fax: (412) 236-8161
                           Phone: (412) 236-8128


or at such other address or facsimile number as any of the above may have furnished to the other parties in writing in a manner provided in this Paragraph
12. Any such notice or communication given in the manner specified in this Paragraph 12 shall be deemed to have been given as of the date so mailed or otherwise sent except with respect to the Escrow Agent as to which date shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

     13. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

        (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

     14. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

     15. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

     16. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto provided the Escrow Agent has not acted with willful misconduct.

     18. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

     19. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

     20. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the Commonwealth of Pennsylvania, located in the Allegheny County or in the United States District Court for the Western District of Pennsylvania. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.


                                   CHASE MANHATTAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION
                                   AS ESCROW AGENT

                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                   CALIFORNIA COASTAL COMMUNITIES, INC.


                                   By:
                                        ---------------------------------------
                                        Raymond J. Pacini
                                        Chief Executive Officer


                                   WHEELABRATOR TECHNOLOGIES INC.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   RESCO HOLDINGS INC.

                                   SCHEDULE 1

                                SCHEDULE OF FEES


Initial Fee:                                    $500.00

Chase Vista Account Maintenance Fee:            10 basis points, annualized, of the average monthly
                                                balance, taken monthly.


Assumptions:                                    The Purchaser's deposit will be invested in one or
                                                more portfolios of the Chase Vista Money Market
                                                Mutual Funds through the duration of this contract.

                                   SCHEDULE 2

                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Purchaser:

         Name                                          Telephone Number
1.
     ----------------------                          -----------------------
2.
     ----------------------                          -----------------------

3.
     ----------------------                          -----------------------

If to Seller:

         Name                                          Telephone Number

1.
     ----------------------                          -----------------------

2.
     ----------------------                          -----------------------

3.
     ----------------------                          -----------------------

Telephone call-backs shall be made to each of Purchaser and Seller if joint instructions are required pursuant to the Agreement.

                                     ANNEX A

                               PUT EXERCISE NOTICE

         THIS PUT EXERCISE NOTICE is delivered effective as of the date set forth below pursuant to that certain Put/Call Option Agreement (the "Option Agreement") dated as of April 8, 1999, by and between California Coastal Communities, Inc. (the "Company") and Wheelabrator Technologies Inc. and its wholly-owned subsidiary Resco Holdings Inc. (collectively, the "Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Option Agreement.

                                    RECITALS

         WHEREAS, the Company and the Seller are parties to the Option Agreement pursuant to which Seller holds an option to compel the Company, during the Put Exercise Period set forth in Section 1 of the Option Agreement, to purchase One Million Two Hundred Twenty Six Thousand Six Hundred Eight (1,226,608) shares of the Company's Common Stock (the "Shares") owned of record by Seller which Shares have been delivered into the custody of the Escrow Agent established pursuant to the Option Agreement; and

         WHEREAS, the Seller hereby desires to exercise the Put Option and for the sale, transfer and conveyance of the Shares to the Company in accordance with the terms and conditions set forth in the Option Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Seller hereby provides the Company and the Escrow Agent with a Put Exercise Notice as follows:

         1. Put Option Exercise. The Seller hereby exercises the Put Option pursuant to the Option Agreement and directs the Escrow Agent (i) to release the Shares and related Stock Power to the Transfer Agent, (ii) to wire transfer the Exercise Price to the Seller in the amount of Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996) to account # __________________________________________________________________, and (iii) to
remit the interest or dividends earned on the Exercise Price during the custody arrangement established in accordance with the provisions of the Option Agreement.

         2. Purchase and Sale. The Seller hereby acknowledges that this Put Exercise Notice shall constitute the Seller's sale of the Shares to the Company on the terms and conditions set forth herein and in the Option Agreement.

         IN WITNESS WHEREOF, the undersigned in its capacity as Seller has caused this Put Exercise Notice to be duly executed as of June _____, 1999.

                                   SELLER:

                                   WHEELABRATOR TECHNOLOGIES INC.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   RESCO HOLDINGS INC.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     ANNEX B

                              CALL EXERCISE NOTICE

         THIS CALL EXERCISE NOTICE is delivered effective as of the date set forth below pursuant to that certain Put/Call Option Agreement (the "Option Agreement") dated as of April 8 1999, by and between California Coastal Communities, Inc. (the "Company") and Wheelabrator Technologies Inc. and its wholly-owned subsidiary Resco Holdings Inc. (collectively, the "Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Option Agreement.

                                    RECITALS

         WHEREAS, the Company and the Seller are parties to the Option Agreement pursuant to which the Company desires an option to compel the Seller, during the Call Exercise Period set forth in Section 2 of the Option Agreement, to sell One Million Two Hundred Twenty Six Thousand Six Hundred Eight (1,226,608) shares of the Company's Common Stock (the "Shares") owned of record by Seller which Shares have been delivered into the custody of the Escrow Agent established pursuant to the Option Agreement; and

         WHEREAS, the Company hereby desires to exercise the Call Option for the purchase of the Shares from the Seller in accordance with the terms and conditions set forth in the Option Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged the Company hereby provides the Seller and the Escrow Agent with a Call Exercise Notice as follows:

         1. Call Option Exercise. The Company hereby exercises the Call Option pursuant to the Option Agreement and directs the Escrow Agent (i) to release the Shares and related Stock Power to the Transfer Agent, (ii) to wire transfer the Exercise Price to the Seller in the amount of Seven Million Fifty Two Thousand Nine Hundred Ninety Six Dollars ($7,052,996) to account # ________________________________________________________________, and (iii) to
remit the interest or dividends earned on the Exercise Price during the custody arrangement in accordance with the Option Agreement.

         2. Purchase and Sale. The Company hereby acknowledges that this Call Exercise Notice shall constitute the Company's purchase of the Shares from the Seller on the terms and conditions set forth herein and in the Option Agreement.

         IN WITNESS WHEREOF, the Company has caused this Call Option Exercise Notice to be duly executed as of June ______, 1999.


                                    COMPANY:

                                    CALIFORNIA COASTAL COMMUNITIES, INC.

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ANNEX C-1

                                   STOCK POWER


         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto California Coastal Communities, Inc., Four Hundred Seventy-Three Thousand One Hundred Thirty-Three (473,133) shares (the "Shares") of the Company's Common Stock, standing in the undersigned's name on the books of the Company represented by Certificate Nos. ________________ and does hereby irrevocably constitute and appoint ChaseMellon Shareholder Services, LLC as its attorney to transfer said Shares on the books of the Company with full power of substitution in the premises.

Dated:  June ___, 1999              WHEELABRATOR TECHNOLOGIES INC.


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ANNEX C-2

                                   STOCK POWER


         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto California Coastal Communities, Inc., Seven Hundred Fifth-Three Thousand Four Hundred Seventy-Five (753,475) shares (the "Shares") of the Company's Common Stock, standing in the undersigned's name on the books of the Company represented by Certificate Nos. ________________ and does hereby irrevocably constitute and appoint ChaseMellon Shareholder Services, LLC as its attorney to transfer said Shares on the books of the Company with full power of substitution in the premises.

Dated:  June ___, 1999              RESCO HOLDINGS INC.



                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title: